UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2021

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other Jurisdiction of Incorporation Or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

124 Dvora Hanevi’a Street

Tel Aviv 6944020, Israel

(Address of Principal Executive Offices, including Zip Code)

+972- 3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 2, 2021, Teva Pharmaceutical Industries Limited (the “Company”) issued a press release announcing the pricing of the Securities (as defined below). A copy of the related press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished to the Securities and Exchange Commission (the “Commission”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 8.01	Other Events

On November 2, 2021, Teva Pharmaceutical Finance Netherlands II B.V. (“Teva Finance II”), Teva Pharmaceutical Finance Netherlands III B.V. (“Teva Finance III” and together with Teva Finance II, the “Issuers”) and, the Company, as guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas, BNP Paribas Securities Corp., BofA Securities Europe SA, BofA Securities Inc., HSBC Bank plc and J.P. Morgan AG, as representatives for the underwriters named in Schedule 1 annexed thereto (the “Underwriters”), providing for the offer and sale by Teva Finance II of €1,100,000,000 aggregate principal amount of 3.750% Sustainability-Linked Senior Notes due 2027 (the “2027 Euro Notes”) and €1,500,000,000 aggregate principal amount of 4.375% Sustainability-Linked Senior Notes due 2030 (the “2030 Euro Notes”) and providing for the offer and sale by Teva Finance III of $1,000,000,000 aggregate principal amount of 4.750% Sustainability-Linked Senior Notes due 2027 (the “2027 USD Notes”) and $1,100,000,000 aggregate principal amount of 5.125% Sustainability-Linked Senior Notes due 2029 (the “2029 USD Notes” and, together with the 2027 USD Notes, the 2030 Euro Notes and the 2027 Euro Notes, the “Securities”). The sale of the Securities is expected to close on November 9, 2021. The offering of the 2027 Euro Notes was priced at 100.00% of the €1,1000,000,000 principal amount of the 2027 Euro Notes to be issued. The offering of the 2030 Euro Notes was priced at 100.00% of the €1,5000,000,000 principal amount of the 2030 Euro Notes to be issued. The offering of the 2027 USD Notes was priced at 100.00% of the $1,0000,000,000 principal amount of the 2027 USD Notes to be issued. The offering of the 2029 USD Notes was priced at 100.00% of the $1,0000,000,000 principal amount of the 2029 USD Notes to be issued.

The offering of the Securities was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-260519) and the prospectus included therein (the “Registration Statement”), filed by the Company with the Commission on October 27, 2021, and the prospectus supplement relating thereto, dated October 27, 2021, and filed with the Commission on October 27, 2021 pursuant to Rule 424(b)(3) promulgated under the Securities Act. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Issuers. It also provides for customary indemnification by each of the Company, the Issuers and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of the dates specified therein, were solely for the benefit of the parties thereto and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of any representations, warranties and covenants may change after the dates of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Certain of the financial institutions party to the Underwriting Agreement, either directly or through affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company for which they have received, and will receive, customary fees and commissions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit

1.1	Underwriting Agreement, dated as of November 2, 2021, among the Issuers, the Company, BNP Paribas, BNP Paribas Securities Corp., BofA Securities Europe SA, BofA Securities, Inc., HSBC Bank plc and J.P. Morgan AG, as representatives for the underwriters named in Schedule 1 annexed thereto.

99.1	Press Release dated November 2, 2021.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eli Kalif
Name:	Eli Kalif
Title:	Executive Vice President, Chief Financial Officer

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